ADDENDUM TO AMENDED AND RESTATED SERVICE CONTRACT

THIS ADDENDUM is entered into on this 8th day of June, 2006, and is retroactively effective as of April 6, 2006 (the “Effective Date”), the date that the Amended and Restated Service Contract (the “Agreement”) was entered into,

BETWEEN:

PUBLIC COMPANY MANAGEMENT CORP. (“PCMC”), for itself and on behalf of its wholly-owned subsidiaries, GOPUBLICTODAY.COM, INC. (“GPT”) and PUBLIC COMPANY MANAGEMENT SERVICES, INC. (“PCMS”), all Nevada corporations with offices located at 5770 El Camino Road, Las Vegas, Nevada 89118;

AND:

PRO TRAVEL NETWORK, INC., a Nevada corporation with an office located at 516 West Shaw Avenue, Suite 103, Fresno, California 93704; (“Client”);

The Client, PCMC, GPT and PCMS are collectively referred to herein as the “Parties” and each as a “Party”.

WHEREAS, the Agreement contained an error in Section 4 regarding the amount of shares to be issued to PCMS as Continuing Stock Compensation;

WHEREAS, the purpose of this Addendum is to correct the error in Section 4 of the Agreement;

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein and in the Agreement (the receipt and sufficiency of which are acknowledged by each party), and in reliance upon the representations and warranties contained in the Agreement, the Parties hereto agree as follows:

Section 1. The parties hereby agree that 375,000 shall replace 750,000 everywhere that 750,000 appears in Section 4 of the Agreement. The Client acknowledges that it has paid the Continuing Stock Compensation to PCMS in advance of the date on which PCMS is to start providing services, which starting date is the date that the Client’s pending registration statement on Form SB-2 is declared effective. PCMS acknowledges that it has received the Continuing Stock Compensation and will start providing services on such date.

Section 2. The Agreement and this Addendum represent the entire understanding and agreement between the parties with respect to the subject matter thereof and hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to the Agreement and this Addendum signed by the Parties thereto and hereto.

Section 3. This Addendum shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. Client shall not assign its rights or delegate its duties under any term or condition set forth in this Addendum without the prior written consent of GPT and PCMS.

Section 4. In the event an arbitration, mediation, suit or action is brought by any party under this Addendum or the Agreement as modified by this Addendum to enforce any of their terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

Section 5. If any provision of this Addendum is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Addendum and the Agreement as modified by this Addendum shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof and thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Addendum and the Agreement as modified by this Addendum a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

Section 6. This Addendum shall be governed by the laws of the State of Nevada, and the venue for the resolution of any dispute arising thereof shall be in Clark County, State of Nevada.

Section 7. This Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Addendum may be executed by telecopied signatures with the same effect as original signatures.

IN WITNESS WHEREOF, the undersigned have caused this Addendum to be duly executed as of the date first above written.

Public Company Management Corporation

By: /s/ Stephen Brock
Stephen Brock, President

GoPublicToday.com

By: /s/ Stephen Brock
Stephen Brock, President

Public Company Management Services, Inc.

By: /s/ Stephen Brock
Stephen Brock, President

Pro Travel Network, Inc.

By: /s/ Paul Henderson
Paul Henderson, President